FOR: PROLIANCE INTERNATIONAL, INC.

:	Contact
Richard A. Wisot
Vice President, Secretary and Treasurer
(203) 859-3552
FOR IMMEDIATE RELEASE
FD
Investors: Eric Boyriven, Alexandra Tramont
(212) 850-5600

PROLIANCE ANNOUNCES MANAGEMENT CHANGES

- Arlen F. Henock Joins as Executive Vice President and Chief Financial Officer -

- Richard A. Wisot to Remain Vice President, Secretary and Treasurer -

NEW HAVEN, CONNECTICUT, June 4, 2007 - Proliance International, Inc. (AMEX: PLI) announced that Arlen F. Henock will join the Company as its new Executive Vice President and Chief Financial Officer, effective immediately.  Mr. Henock will succeed Richard A. Wisot, who will retain the positions of Vice President, Secretary and Treasurer.

Mr. Henock brings with him a wealth of public company financial accounting and management experience.  Prior to joining Proliance, he spent almost 27 years rising through the ranks at Pitney Bowes Inc., most recently as President of Pitney Bowes’ Legal Solutions, where he transformed the company’s legal outsourcing business into a technology oriented business, paving the way for future growth and improved customer service.  Prior to that, he was Vice President of Finance of Pitney Bowes’ Global Enterprise Solutions, where he served as Chief Financial Officer and Chief Operating Officer for a major Pitney Bowes business segment producing over $1 billion in revenue.  Before taking on his operating segment role, Mr. Henock was Chief Accounting Officer of Pitney Bowes and held the titles of Vice President of Finance, Controller and Chief Tax Counsel. In this capacity, he was responsible for all financial reporting, budgeting, tax and financial planning for the company.  During his tenure with Pitney Bowes, Mr. Henock successfully led or participated in many acquisitions, divestitures and expense reduction initiatives that helped drive improved financial performance and enhanced business operations.  Mr. Henock holds an M.B.A and J.D. from Pace University.  He also holds a B.B.A. in Accounting from Baruch College.  He is a Certified Public Accountant and Member of the New York and Connecticut Bars.

“With nearly 30 years of financial management and business experience and a strong track record of enhancing profitability, Arlen is an excellent addition to our management team,” stated Charles E. Johnson, President and Chief Executive Officer of Proliance.  “I look forward to

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PROLIANCE ANNOUNCES MANAGEMENT CHANGES	Page 2

working closely with Arlen as we position the business for improved performance and profitability going forward.”

Mr. Johnson continued, “We are also pleased that Rich will continue in the role of Vice President, Secretary and Treasurer.  Rich will oversee the Company’s treasury function, banking relationships and play an active role in Investor Relations as he continues his contribution to the management of our Company.  Rich has been an integral part of the Proliance family since 2001, and his strong financial stewardship has been vital over the years.”

Richard A. Wisot added, “I am excited to focus my efforts on my new role at Proliance, which is consistent with both my professional and personal goals over the next few years.  I am proud of the work we are doing, and I look forward to working with Arlen and Charley as we continue to implement our strategy.”

Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.’s Strategic Corporate Values Are:

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Being An Exemplary Corporate Citizen

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Employing Exceptional People

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Dedication To World-Class Quality Standards

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Market Leadership Through Superior Customer Service

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Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.  Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  When used in this press release, the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

Factors that could cause Proliance's results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of Proliance, and Proliance's other filings with the SEC.  The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

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